REPORT ON FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 15th, 2003

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THE MADONNA CORPORATION
(Name of Small Business issuer in its charter)

Colorado 000-32445 98-0219157
(State or other jurisdiction of (Commission File No.) (IRS Employer incorporation or organization) Identification No.)

3215 Mathers Avenue, West Vancouver, BC V7V 2K6
(Address of principal executive offices)

(604) 913-8355
(Registrant’s telephone number)

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Item 4.  Changes in Registrant’s Certifying Accountant

On November 15, 2003, the registrant’s independent auditors, Janet Loss, C.P.A., P.C. resigned.  There are not now, nor have there ever been any disagreements with Janet Loss, C.P.A., P.C. regarding any accounting or financial disclosure matters. A copy of the resignation letter is attached to this report as Exhibit 16:1

Amisano Hanson, Chartered Accountants has been appointed the registrant’s new independent auditor.

The registrant has not consulted with Amisano Hanson on any accounting matters prior to its engagement.

Item 6.  Resignation of Registrant’s Directors

On May 19th, 2004, Inge Kerster who had served as the Registrant’s director and President since January 19, 2000, resigned both positions.  Mr. Tom Charlton of Calgary, Alberta was appointed to the board of directors and was elected

President.

A copy of Ms. Kerster’s resignation is attached to this report as exhibit 16.2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADONNA CORPORATION

/S/ Tom Charlton

  Inge L.E. Kerster, President

/S/ Lance Larsen

Lance Larsen, Secretary/Treasurer

Date   May 24, 2004